UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2012

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 6, 2012, AmerisourceBergen Corporation (the “Company”) issued a news release announcing that it had entered into an agreement to acquire World Courier Group, Inc. (“World Courier”), for $520 million in cash, subject to a customary working capital adjustment. World Courier is a privately held leading global specialty transportation and logistics provider for the biopharmaceutical industry. The transaction is subject to certain regulatory reviews and other customary closing conditions, and is expected to close in the third quarter of fiscal 2012, which ends June 30, 2012. World Courier will become a new operating segment within the Company.

The news release issued on March 6, 2012 is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this report:

99.1	News Release, dated March 6, 2012, of AmerisourceBergen Corporation, regarding the entry into an agreement to acquire World Courier Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: March 6, 2012	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Vice President and Controller and Acting Chief Financial Officer